KPMG PEAT MARWICK LLP

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                          INDEPENDENT AUDITORS CONSENT


The Participants and Administrator
Ryder System, Inc. employee Savings Plan A:



We consent to incorporation by reference in the Registration Statement (No. 33-58001) on Form S-8 of Ryder System, Inc. covering the Ryder System, Inc. Employee Savings Plan A, of our report dated June 11, 1997, relating to the statements of financial position with fund information of the Ryder System, Inc. Employee Savings Plan A as of December 31, 1996 and 1995, and the related statements of income and changes in plan equity with fund information for each of the years in the three-year period ended December 31, 1996, and related schedule of investments as of December 31, 1996 and 1995, and schedule of reportable transactions for the year ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 11-K of the Ryder System, Inc. Employee Savings Plan A filed by Ryder System, Inc.


                                        /s/ KPMG PEAT MARWICK LLP
                                       ---------------------------------
                                       KPMG Peat Marwick LLP



Miami, Florida
June 26, 1997